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                                                                     EXHIBIT 2-1



              LIST OF THE EXHIBITS OF PLAN AND AGREEMENT OF MERGER


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                                                                                       SEQUENTIALLY
EXHIBIT                                                                                  NUMBERED
NUMBER                      DESCRIPTION OF EXHIBITS                                        PAGE
- -----                       -----------------------                                        ----
  1.          - Schedule 3.2 - EPS Options

  2.          - Schedule 3.3 - EPS Subsidiaries

  3.          - Schedule 3.7 - EPS Financial Statements

  4.          - Schedule 3.8 - EPS Contracts

  5.          - Schedule 3.9 - EPS Properties

  6.          - Schedule 3.10 - EPS Legal Proceedings

  7.          - Schedule 3.11 - EPS Subsequent Events

  8.          - Schedule 3.14 - EPS Employee Benefit Plans

  9.          - Schedule 3.15 - EPS Compliance with Laws

 10.          - Schedule 3.16 - EPS Regulatory Approvals

 11.          - Schedule 3.17 - EPS Commissions or Finders Fees

 12.          - Schedule 5.2 - MedPartners/Mullikin Options

 13.          - Schedule 5.4 - MedPartners/Mullikin Subsidiaries

 14.          - Schedule 5.11 - MedPartners/Mullikin Subsequent Events

 15.          - Schedule 5.13 - MedPartners/Mullikin Employee Benefit Plans

 16.          - Exhibit 7.13 - Form of "Affiliate" Letter

 17.          - Exhibit 9.2(d) - Form of Opinion from Calfee, Halter & Griswold

 18.          - Exhibit 9.3(d) - Form of Opinion of Haskell Slaughter & Young, L.L.C.
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